EX-99.d.3

VTL Associates, LLC
One Commerce Square
2005 Market Street, Suite 2020
Philadelphia, PA 19103

_________, 2013

RevenueShares ETF Trust
One Commerce Square
2005 Market Street, Suite 2020
Philadelphia, PA 19103

Re:              Expense Limitations

Ladies and Gentlemen:

By our execution of this letter agreement (the “Agreement”), intending to be legally bound hereby, VTL Associates, LLC (the “Adviser”), agrees that, with respect to the funds listed on Schedule A hereto (each, a “Fund” and collectively, the “Funds”), which are series of the RevenueShares ETF Trust, the Adviser shall, from ________, 2013 through October 28, 2014, waive all or a portion of its investment advisory fees and/or reimburse expenses (excluding any taxes, interest, brokerage fees, certain insurance costs, and extraordinary and other non-routine expenses) in an aggregate amount equal to the amount by which a Fund’s total operating expenses (excluding any taxes, interest, brokerage fees, certain insurance costs, and extraordinary and other non-routine expenses) exceeds the amount opposite such Fund’s name on Schedule A hereto (excluding any taxes, interest, brokerage fees, certain insurance costs, and extraordinary and other non-routine expenses).

The Adviser acknowledges that it:  (1) shall not be entitled to collect on, or make a claim for, waived fees at any time in the future; and (2) shall not be entitled to collect on, or make a claim for, reimbursed Fund expenses at any time in the future.

VTL Associates, LLC

By:
      Vincent T. Lowry
      Chief Executive Officer
      Date: _________, 2013

Your signature below acknowledges
acceptance of this Agreement:

RevenueShares ETF Trust

By:
      Vincent T. Lowry
      President
      Date: _________, 2013

SCHEDULE A

Funds                                                                                                     Expense Limitation (as a percentage of a Fund’s average daily net assets)

RevenueShares Ultra Dividend Fund                                                                                                           0.49%

RevenueShares Emerging Market Fund                                                                                                      0.49%